Exhibit 99.7

W. LESLIE DUFFY ELECTED CHAIRMAN OF THE BOARD OF LYDALL, INC.

MANCHESTER, CT – August 18, 2004 – Lydall, Inc. (NYSE: LDL) today announced that W. Leslie Duffy has been elected Chairman of the Board of Directors of the Company.

Mr. Duffy, a member of Lydall’s Board of Directors since 1992, is a Partner in the law firm of Cahill Gordon & Reindel, LLP located in New York City. Cahill Gordon & Reindel, LLP does not perform services for Lydall, Inc.

Mr. Duffy, who has been with Cahill Gordon & Reindel since 1965, became Partner in 1974. He currently serves as a member of the Corporate Governance Committee of Lydall’s Board.

He holds a bachelor of arts degree from the University of Notre Dame, a LL.B. degree from Columbia University School of Law and a LL.M. degree in tax from the New York University School of Law.

Lydall, Inc. is a New York Stock Exchange listed company, headquartered in Manchester, Connecticut. The Company, with operations in the U.S., France, and Germany and numerous sales offices in Europe and Asia, focuses on specialty engineered products for the thermal/acoustical and filtration/separation markets.